UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2008

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Entry into a Material Definitive Agreement, Creation of a Direct Financial Obligation

Item 1.01	Entry into Material Definitive Agreement.

Convertible Notes Offering

On April 24, 2008, AirTran Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”, and collectively with Morgan Stanley the “Convertible Notes Underwriters”) relating to the sale by the Company of $74.8 million aggregate principal amount of its 5.50% Convertible Senior Notes due 2015 (the “Notes”). The offering included the initial sale of $65 million aggregate principal amount of the Notes and the exercise by the Convertible Notes Underwriters, pursuant to the Convertible Notes Underwriting Agreement, of an additional $9.8 million aggregate principal amount of the Notes.

The sale of the $74.8 million aggregate principal amount of the Notes was completed on April 30, 2008. The sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File No. 333-127590), as supplemented by a prospectus supplement dated April 24, 2008.

The Notes were issued under a Senior Indenture for the issuance of Senior Debt in Series (the “Base Indenture”) and a First Supplemental Indenture (the “Supplemental Indenture”), specifically with respect to the Notes which incorporates the terms of the Base Indenture unless otherwise excluded or superseded (the Base Indenture and the Supplemental Indenture collectively constitute the “Indenture”). The Indenture was entered into and dated as of April 30, 2008, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Also, pursuant to the Supplemental Indenture, the Company, the Trustee and U.S. Bank National Association, as escrow agent (the “Escrow Agent”), entered into a Pledge and Escrow Agreement dated as of April 30, 2008 (the “Pledge Agreement”).

In accordance with the Pledge Agreement, approximately $12.3 million of the proceeds of the offering of the Notes were placed in an escrow account with the Escrow Agent. Funds in the escrow account will be invested in Government Securities (as defined in the Pledge Agreement) and, such funds, or other funds on deposit in the escrow account, will be used to make the first six scheduled semi-annual interest payments on the Notes. Pursuant to the Pledge Agreement, the Company pledged its interest in the escrow account to the Trustee as security for these interest payments.

Except for the pledge of the escrow account under the Pledge Agreement, the Notes are senior unsecured debt obligations of the Company. There is no sinking fund for the Notes. The Notes mature on April 15, 2015 and bear interest at a rate of 5.50% per annum. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2008.

Subject to certain exceptions set forth in the Supplemental Indenture, the Notes are subject to repurchase for cash at the option of the holders of all or any portion of the Notes upon a fundamental change (as defined in the Supplemental Indenture), at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any. A fundamental change generally will occur upon certain changes in the ownership of the Company, as further described in the Supplemental Indenture.

Holders may convert their Notes, at their option, any time prior to the close of business on the business day immediately preceding April 15, 2015. The Notes are convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) subject to the Company’s right and obligation to deliver cash in lieu of fractional shares. The Notes are convertible at an initial conversion rate of 260.4167 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the manner set forth in the Supplemental Indenture. In addition to receiving the applicable amount of shares of Common Stock and cash in lieu of fractional shares, holders of the Notes who convert their Notes prior to April 15, 2011 will receive that portion of the cash proceeds from the sale by the Escrow Agent of the portion of the Government Securities in the escrow account that are remaining with respect to any of the first six interest payments that have not been made on the Notes being converted.

The Supplemental Indenture contains customary reporting requirements and also contains obligations arising in the event of mergers and asset sales. The Supplemental Indenture also provides that upon certain events of default, including without limitation failure to pay principal or interest, failure to deliver a notice of fundamental change and failure to issue Common Stock following presentation for conversion, either the trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or its significant subsidiaries, the principal amount of the Notes and accrued interest automatically becomes due and payable.

The foregoing descriptions of the Convertible Notes Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Pledge Agreement are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 1.1, 4.1, 4.2, 4.3, and 10.60, respectively, and are incorporated herein by reference.

Common Stock Offering

Concurrently with the offering of the Notes, on April 24, 2008, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Morgan Stanley and Credit Suisse (collectively, the “Equity Underwriters”), whereby the Company offered 22,312,500 shares of its Common Stock to the public in a fixed price offering of $3.20 per share (the “Equity Offering”). The Company also granted the Equity Underwriters a 30-day option to purchase 3,346,875 shares of the Company’s Common Stock solely to cover over allotments, if any. On April 30, 2008 the Equity Underwriters gave notice of an intent to purchase 2,346,875 shares pursuant to such option, and the purchase and sale of such shares closed on May 2, 2008.

The foregoing description of the Equity Underwriting Agreement is qualified in its entirety by reference to such document, which is filed herewith as Exhibits 1.2, and is incorporated herein by reference.

Use of Proceeds

The Company intends to use the net proceeds from the Notes offering and the Equity offering as follows: (i) approximately $12.3 million to acquire Government Securities sufficient to make the first six scheduled semi-annual interest payments on the Notes, and (ii) the remainder for general corporate purposes, which may include additions to capital, capital expenditures, the retirement of debt, other investments in strategic alliances, code-share agreements or other business arrangements and, although the Company is not presently in any negotiations, possible acquisitions of other airlines or their assets.

Relationships

The Convertible Notes Underwriters, the Equity Underwriters and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which services they have received, and may in the future receive, customary fees.

Item 2.03	Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2008, the Company issued $74.8 million aggregate principal amount of the Notes in an underwritten public offering, which Notes are governed by the Supplemental Indenture.

Additional information included in Item 1.01 above regarding the Notes is incorporated by reference into this Item 2.03, and the foregoing description of the Notes is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of the Notes attached hereto as Exhibits 4.1, 4.2 and 4.3.

Item 7.01.	Regulation FD Disclosure.

On May 1, 2008, the Company issued a press release reporting the closing of its offering of convertible senior notes and its concurrent offering of shares of its common stock. The press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K being furnished under Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement for 5.50% Convertible Senior Notes due 2015 dated as of April 24, 2008 among AirTran Holdings, Inc., Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC.

1.2	Underwriting Agreement for Common Stock dated as of April 24, 2008 among AirTran Holdings, Inc., Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC.

4.1	Base Indenture dated as of April 30, 2008 between AirTran Holdings, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture dated as of April 30, 2008 between AirTran Holdings, Inc. and U.S. Bank National Association, as Trustee.

4.3	Form of Global Note 5.50% Convertible Senior Note due 2015 (included as part of Exhibit 4.2).

10.60	Pledge and Escrow Agreement dated as of April 30, 2008 among AirTran Holdings, Inc., U.S. Bank National Association, as Trustee and U.S. Bank National Association, as Escrow Agent.

99.1	Press Release, dated May 1, 2008, regarding closing of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc. (Registrant)

Date: May 1, 2008	/s/ Richard P. Magurno
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

EX-1.1	Underwriting Agreement for 5.50% Convertible Senior Notes due 2015 dated as of April 24, 2008 among AirTran Holdings, Inc., Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC.

EX-1.2	Underwriting Agreement for Common Stock dated as of April 24, 2008 among AirTran Holdings, Inc., Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC.

EX-4.1	Base Indenture dated as of April 30, 2008 between AirTran Holdings, Inc. and U.S. Bank National Association, as Trustee.

EX-4.2	First Supplemental Indenture dated as of April 30, 2008 between AirTran Holdings, Inc. and U.S. Bank, National Association, as Trustee.

EX-4.3	Form of Global Note 5.50% Convertible Senior Note due 2015 (included as part of Exhibit 4.2).

EX-10.60	Pledge and Escrow Agreement dated as of April 30, 2008 among AirTran Holdings, Inc., U.S. Bank, National Association, as Trustee and U.S. Bank, National Association, as Escrow Agent.

EX-99.1	Press Release, dated May 1, 2008, regarding closing of the offerings.